UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 19, 2009
CONVERTED ORGANICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7A COMMERCIAL WHARF WEST, BOSTON, Massachusetts	02110

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-624-0111
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 19, 2009, Converted Organics Inc. (the “Company”) entered into a Settlement Agreement with the last of its construction vendors, Armistead Mechanical, Inc. (“Armistead”). The Agreement calls for the Company to pay Armistead a total of $2,029,000, with the first payment of $1,000,000 due upon closing (closing occurred on November 19, 2009) and the balance of $1,029,000 payable in eighteen level monthly payments of principal and interest calculated at 6% per annum. The monthly payments will begin January 1, 2010.
Armistead had previously filed a construction lien on the Company’s Woodbridge New Jersey Facility and had commenced a lawsuit to enforce that lien. According to terms of the Settlement Agreement, the construction lien claim and related lawsuit will be suspended during the eighteen month payment period and will be released completely upon final payment.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
99.1 Press release dated November 20, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.
November 25, 2009	By:	/s/ Edward J. Gildea
		Name:	Edward J. Gildea
		Title:	President and CEO